                                                                  Exhibit 10(f)

* Confidential treatment has been granted for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

                                            OPTION AGREEMENT dated as of May 27,
                                            1999 among GHS, INC., a Delaware
                                            corporation ("GHS"), SELIGMAN GREER
                                            COMMUNICATION RESOURCES, INC., a
                                            California corporation (d/b/a The
                                            Learning Annex of San Francisco)
                                            (the "SAN FRANCISCO LEARNING
                                            ANNEX"), SGS COMMUNICATION
                                            RESOURCES, INC., a California
                                            corporation (d/b/a The Learning
                                            Annex of Los Angeles) (the "LOS
                                            ANGELES LEARNING ANNEX"), SELIGMAN
                                            GREER SANDBERG ENTERPRISES, INC., a
                                            California corporation (d/b/a The
                                            Learning Annex of San Diego) (the
                                            "SAN DIEGO LEARNING ANNEX"), SGC
                                            COMMUNICATION RESOURCES LLC, a
                                            Delaware limited liability company
                                            (d/b/a The Learning Annex of New
                                            York) (the "NEW YORK LEARNING
                                            ANNEX") and LEARNING ANNEX
                                            INTERACTIVE LLC, a Delaware limited
                                            liability company (the "DELAWARE
                                            LEARNING ANNEX" and collectively
                                            "THE LEARNING ANNEX") and the
                                            shareholders and members, as
                                            applicable, of The Learning Annex
                                            listed on Schedule I attached hereto
                                            (the "SHAREHOLDERS").

         Pursuant to this Agreement, GHS shall have, among other things, the right and option to acquire The Learning Annex on the terms and subject to the conditions set forth in this Agreement (the "ACQUISITION"). In connection with the proposed Acquisition, GHS, The Learning Annex and the Shareholders desire to enter into certain other arrangements, on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements and promises contained herein, the parties hereby agree as follows:

1.       OPTIONS.

                  (a) ALTERNATIVE A OPTION. Each Shareholder hereby grants to GHS, and GHS shall have the irrevocable right and option (the "ALTERNATIVE A OPTION") exercisable during the period beginning on the date hereof and ending on September 1, 2004 (the "OPTION PERIOD"), upon compliance with the procedures set forth in Section 6 hereof, to acquire 100% of the outstanding capital stock and other interests of The Learning Annex and all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which the any of the

Shareholders or The Learning Annex is a party or by which he, she, it or they is or are bound calling for the issuance of shares of capital stock or other interests of The Learning Annex or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other interests, or other arrangement to acquire, at any time or under any circumstance, capital stock or other interests of The Learning Annex or any such other securities (the "FULLY-DILUTED LEARNING ANNEX SECURITIES").

                  (b) ALTERNATIVE B OPTION. GHS may in its sole discretion, during the Option Period, in lieu of exercising the Alternative A Option, elect in compliance with the procedures set forth in Section 6 hereof, to consummate an acquisition of The Learning Annex by way of (i) a statutory merger, (ii) consolidation, (iii) purchase of all or substantially all of the assets of The Learning Annex or (iv) purchase of the Fully-Diluted Learning Annex Securities (each, an "ALTERNATIVE B OPTION" and together with the Alternative A Option, the "OPTIONS"). It is hereby understood that GHS is under no obligation to elect to consummate such an Alternative B Option and any election to do so shall be in its sole discretion; PROVIDED, that the consummation of the Alternative B Option shall, taken as a whole, be mutually beneficial to both parties from a tax perspective and; PROVIDED FURTHER that notwithstanding the exercise of an Alternative B Option, GHS may elect to exercise the Alternative A Option at any time, in which case such exercise of the Alternative A Option shall effect the termination of negotiations pursuant to the Alternative B Option and the Alternative A Option shall immediately supersede in all respects the Alternative B Option election.

                  (c)      ELECTION NOT TO PROCEED WITH OPTION EXERCISE.

                           (i) NOTICE NOT TO PROCEED. At any time after the exercise of either of the Options and prior to the consummation of the closing under the applicable Option, GHS shall have the right and option, without liability to any of the Shareholders, The Learning Annex or any other third party, to elect not to proceed with a closing by delivery to The Learning Annex of GHS's election not to proceed (the "NOTICE NOT TO PROCEED").

                           (ii) If (A) GHS has no reasonable basis to elect NOT to proceed with the consummation of the Acquisition, (B) The Learning Annex and the Shareholders are ready, willing and able to proceed with the consummation of the Acquisition and (C) GHS delivers the Notice Not to Proceed for a reason outside of GHS' control, then GHS shall be deemed for all purposes to have exercised the Options hereunder and shall not thereafter have the right to exercise either of the Options; PROVIDED, HOWEVER, that GHS shall have the one time right, upon the payment of the Option Reset Expenses (as defined below), to be deemed not to have exercised the Options hereunder and shall thereafter have the right to exercise either of the Options for the term of this Agreement on the terms and subject to the conditions set forth herein (the "OPTION RESET").

                           (iii) In connection with the Option Reset, GHS shall reimburse The Learning Annex for any reasonable fees of The Learning Annex incurred directly and solely in connection with the transactions related to the exercise of the Option prior to delivery of the Notice Not to Proceed, upon receipt of reasonable documentation therefor (the "OPTION RESET EXPENSES").



2.       OPTION PRICE; OPTION PERIOD.

                  (a) The price payable hereunder in consideration of the Options (the "OPTIONS PRICE") shall be the dollar amount set forth below payable on the date(s) set forth opposite such amounts (each an "OPTION PAYMENT DATE"); PROVIDED, that if GHS does not pay the applicable Options Price on any Option Payment Date, The Learning Annex shall deliver notice of its intention to terminate the Option (the "TERMINATION NOTICE") and GHS shall have 30 days after delivery of the Termination Notice to deliver the Options Price:



OPTION PERIOD                            DOLLAR AMOUNT     TIMING OF PAYMENT
-------------                            -------------     -----------------
From the date hereof until the first     $75,000.00        Simultaneous with the execution and
anniversary of the date hereof ("YEAR                      delivery of the License Agreement
ONE").                                                     (as defined below in Section 11(a))

From the first anniversary of the date   $125,000.00       September 1, 2000
hereof until the second anniversary of
the date hereof ("YEAR TWO").

From the second anniversary of the       $200,000.00       September 1, 2001
date hereof until the third
anniversary of the date hereof ("YEAR
THREE").

From the third anniversary of the date   $500,000.00       September 1, 2002
hereof until the fourth anniversary of
the date hereof ("YEAR FOUR").

From the fourth anniversary of the       $750,000.00       September 1, 2003
date hereof until the fifth
anniversary of the date hereof ("YEAR
FIVE").


3. PLEDGE OF SHARES. The Shareholders hereby pledge the Fully-Diluted Learning Annex Securities to be held in trust by Carol Goodman or another mutually agreeable third party (the

"AGENT") pursuant to an agreement in form and substance acceptable to GHS for the purpose of securing the obligations of The Learning Annex and the Shareholders hereunder (the "PLEDGE AGREEMENT"). As soon as practicable after the date hereof, and in no event later than fifteen (15) days after the date hereof, each Shareholder shall cause to be deposited with the Agent all stock certificates or certificate of ownership of membership interests, as the case may be, held by such Shareholder, together with a stock power or certificate of assignment duly endorsed in blank for transfer on behalf of such Shareholder, representing all of the shares of capital stock or membership interests of The Learning Annex (the "OPTION SECURITIES") owned by such Shareholder (and representing, in the aggregate, the Fully-Diluted Learning Company Securities).

4.       EXERCISE PRICE.

                  (a) GENERAL. The exercise price to be paid upon exercise by GHS of the Alternative A Option or the Alternative B Option (in each case, the "EXERCISE PRICE") shall be as set forth below:


--------------------------------------------------------------------------------
Year                                        Exercise Price
--------------------------------------------------------------------------------
Year One                                    [*].
--------------------------------------------------------------------------------
Year                                        Two [*]; PROVIDED, that if [*] (as
                                            defined below) for fiscal year 1999
                                            is less than [*], then the Purchase
                                            Price in [*]shall be the product of
                                            (A) [*] MULTIPLIED BY (B) [*]for
                                            fiscal year 1999.
--------------------------------------------------------------------------------
Year Three                                  [*] MULTIPLIED BY the prior calendar
                                            year's [*].
--------------------------------------------------------------------------------
Year Four                                   [*] MULTIPLIED BY the prior calendar
                                            year's [*].
--------------------------------------------------------------------------------
Year Five                                   [*] MULTIPLIED BY the prior calendar
                                            year's [*].
--------------------------------------------------------------------------------


                  (b)      EXERCISE PRICE ADJUSTMENT.

                           (i) The Exercise Price paid hereunder shall be decreased, on a dollar-for-dollar basis, by (i) any and all payments made by GHS, cumulatively, of the Options Price pursuant to Section 2 hereof and (ii) the Additional Shares Fair Market Value (as defined below), in an amount no greater than [*], of the Additional Shares (as defined in the License Agreement) issued by GHS to The Learning Annex pursuant to the License Agreement.

                  (ii) "ADDITIONAL SHARES FAIR MARKET VALUE" means the fair market value, as determined on the date two (2) days prior to the date of the consummation of the

         Alternative A Option or the Alternative B Option, as the case may be, in accordance with the terms of the License Agreement, of any Additional Shares.

                  (c) PAYMENT IN CASH. Unless otherwise mutually agreed by the parties, the Exercise Price shall be paid in cash or other immediately available funds by wire transfer or certified check.

                  (d)      [*]

5.       AUDITOR'S REPORT; CALCULATION OF EBIDA.

                  (a)      DELIVERY TO GHS OF AUDITOR'S REPORT. Within sixty
(60) days following the end of each Option Period, The Learning Annex shall deliver to GHS reviewed financial statements for the prior Option Period prepared in accordance with GAAP consistently applied (the "FINANCIAL STATEMENTS") and the [*] (the "CALCULATION"), which Calculation and Financial Statements shall be certified by Chaio and Smith (the "ACCOUNTANTS") (the "AUDITOR'S REPORT").

                  (b) REVIEW BY BUYER OF THE AUDITOR'S REPORT. Following receipt of the Auditor's Report, GHS will be afforded a period of sixty (60) calendar days (the "REVIEW PERIOD") to review the Auditor's Report. During such Review Period, GHS and GHS's accountants will be afforded reasonable access to any of The Learning Annex's employees and the records, work papers, trial balances and similar materials prepared by The Learning Annex's Accountants and The Learning Annex shall, and shall cause the Accountants to, cooperate and provide assistance to such GHS Accountants in connection therewith. At or before the end of the Review Period, GHS will either (i) accept the Auditor's Report in its entirety, in which case the Calculation shall be deemed to be as set forth in the Auditor's Report, or (ii) deliver to The Learning Annex and The Learning Annex's Accountants a written notice in accordance with Section 6(c) disputing the Calculation.

                  (c) DISPUTES. GHS shall notify the Learning Annex in writing of each disputed item in the Accountant's Report that bears a relationship to or is relevant to the determination of EBIDA prior to the expiration of the Review Period, specifying the amount thereof in dispute, or a reasonable estimation thereof, and setting forth the basis for such dispute. In the event of such a dispute, GHS and The Learning Annex shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "RESOLUTION PERIOD") of The Learning Annex's receipt of such notice, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on GHS and The Learning Annex. If GHS and The Learning Annex are unable to reach a resolution with such effect within the Resolution Period, GHS and The Learning Annex shall submit the items in the Accountant's Report remaining in dispute for resolution to an independent accounting firm of national reputation mutually appointed by GHS and The Learning Annex (the "INDEPENDENT ACCOUNTING FIRM"), which shall, within thirty (30) calendar days of such submission, determine and report to GHS and The Learning Annex its resolution of such remaining disputed items, which shall be deemed to be resolved as set forth in such report, and such report shall be final, binding and conclusive on GHS and The Learning Annex. GHS and The Learning Annex shall each pay fifty percent (50%) of the fees and disbursements of such Independent Accounting Firm.

                  (d) FAILURE TO DELIVER AUDITOR'S REPORT. If The Learning Annex fails to deliver the certified Calculation and Financial Statements on or before ninety (90) days following the end of any Option Period, then GHS shall have the right to select an independent certified public accountant (the "GHS ACCOUNTANT") (the fees and charges of which shall be borne by The Learning Annex) to prepare a determination of such prior year's EBIDA (the "GHS CALCULATION") (and the GHS Accountant will be afforded reasonable access to any of The Learning Annex's employees and the records, work papers, trial balances and similar materials prepared by The Learning Annex's Accountants and The Learning Annex shall, and shall cause the Accountants to, cooperate and provide assistance to such GHS Accountants in connection therewith) and the GHS Calculation shall be the EBIDA for all calculations hereunder.

6.       MECHANICS FOR EXERCISE.

                  (a) ALTERNATIVE A EXERCISE NOTICE. In the event that GHS desires to exercise the Alternative A Option, it shall send to The Learning Annex and to the Agent a written notice (such notice being herein referred to as an "ALTERNATIVE A EXERCISE NOTICE" and the date of issuance of an Alternative A Exercise Notice being herein referred to as the "ALTERNATIVE A NOTICE DATE") indicating (i) that GHS is exercising the Alternative A Option, (ii) specifying a place and date not earlier than five (5) Business Days and not later than thirty (30) Business Days from the Alternative A Notice Date for the closing of such purchase (the "ALTERNATIVE A OPTION CLOSING DATE"), (iii) the Exercise Price to be paid hereunder and (iv) that, and instructing that, the Agent deliver out of the pledge fund to GHS all shares of The Learning Annex held by the Agent on the Alternative A Option Closing Date. GHS may require that, in connection with the exercise of the Alternative A Option, in which case the parties shall, in good faith negotiate and enter into definitive agreements (which shall provide for, among other things, customary representations and warranties (in addition to those representations and warranties the truth and accuracy of which are being confirmed in accordance with Section 6(c) hereof), covenants and indemnities and provide a closing date for consummation of the transactions described therein) customary for transactions of this type.

                  (b) ALTERNATIVE B EXERCISE NOTICE. In the event that GHS desires to exercise the Alternative B Option, it shall send to The Learning Annex a written notice (such notice being herein referred to as an "ALTERNATIVE B EXERCISE NOTICE" and the date of issuance of an Alternative B Exercise Notice being herein referred to as the "ALTERNATIVE B NOTICE DATE") indicating that GHS is exercising the Alternative B Option, and The Learning Annex and the Shareholders shall as soon as practicable thereafter, and in any event within thirty (30) days from the Alternative B Notice Date, in good faith negotiate and enter into definitive agreements (which shall provide for, among other things, customary representations and warranties (in addition to those representations and warranties the truth and accuracy of which are being confirmed in accordance with Section 6(c) hereof), covenants and indemnities and provide a closing date for consummation of the transactions described therein) customary for transactions of this type. GHS can elect to exercise the Alternative A Option at any time during the Option Period, whether before or after the delivery of the Alternative B Exercise Notice.

                  (c) CLOSING. The Closing of the Acquisition shall occur on the Alternative A Option Closing Date or on the date of the closing of the Acquisition pursuant to exercise of the Alternative B Option (the "ALTERNATIVE B OPTION CLOSING DATE"), against delivery of (i) certificates or other instruments representing the Fully-Diluted Company Securities duly endorsed in blank and otherwise in proper form for transfer free and clear of any liens or Encumbrances, (ii) documents listed on ANNEX A and (iii) such other definitive documents customary for transactions of the applicable type (including representations, warranties and covenants customary for transactions of the applicable type) and such other documents (including the documents listed on ANNEX A) as the parties mutually agree (each of (i) through (iii) hereof being collectively referred to as the "CLOSING Documents").

                  (d) EXECUTION AND DELIVERY OF FURTHER DOCUMENTS. Upon receipt of the Alternative A Exercise Notice or the Alternative B Exercise Notice, as the case may be, each party hereto will promptly and duly execute and deliver such further documents, certificates and agreements and make such further assurances for and take such further action reasonably requested by any other party to this Agreement, in addition to the execution and delivery of the Closing Documents, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement and consummate the exercise of the Options.

                  (e) If the form of transaction chosen for the Acquisition permits an Internal Revenue Code (the "CODE") Section 338 election or a Code
Section 338(h)(10) election (or any successor or similar elections relating to the establishment of the tax basis of the assets underlying the businesses transferred to GHS) then, if and to the extent requested by GHS, the parties to the Acquisition shall take all steps reasonably necessary to effect such election(s); PROVIDED, that such election shall, taken as a whole, be mutually beneficial from a tax perspective to the parties hereto.

                  (f) EXTENSION OF OPTION PERIOD. If the closing of the Acquisition pursuant to the Alternative A Option or the Alternative B Option cannot be consummated, by reason of any applicable Order (as defined below), the period of time that otherwise would run pursuant to Section 6(a)(ii) or Section 6(b), as applicable, shall run instead from the date on which such restriction on consummation has expired or been terminated (the "TOLLING PERIOD"); and PROVIDED FURTHER, without limiting the foregoing, that if, in the reasonable opinion of GHS, prior notification to or approval of any regulatory agency is required in connection with the Acquisition, The Learning Annex, GHS or one or more of the Shareholders, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Anything contained herein to the contrary notwithstanding, if (A) the Tolling Period continues for more than ninety (90) days and (B) the next Option Period has begun, then the Exercise Price shall be recalculated on the terms set forth in Section 4 hereof; PROVIDED that GHS shall not be required to make any additional Options Payment for the next Option Period.

                  (g) DEFINITION OF ORDER. As used herein, "ORDER" shall mean any orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions (including the Federal securities laws and regulations thereunder and the rules of all such regulatory organizations including those which The Learning Annex is subject to).

7. REPRESENTATIONS AND WARRANTIES OF THE LEARNING ANNEX. The Learning Annex hereby represents and warrants to GHS as follows:

                  (a) ORGANIZATION. The (i) San Francisco Learning Annex is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (ii) Los Angeles Learning Annex is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (iii) San Diego Learning Annex is a corporation duly organized, validly existing and in good standing under the laws of the State of California, (iv) New York Learning Annex is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware and (v) Delaware Learning Annex is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and, in each case, has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted and as proposed to be conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

                  (b) QUALIFICATION; GOOD STANDING. The Delaware Learning Annex is qualified to do business as a foreign corporation in the State of New York. The Learning Annex is qualified to do business as a foreign corporation in any other jurisdiction in which it is required to be so qualified.

                  (c) CORPORATE AUTHORIZATION; ENFORCEABILITY. The Learning Annex has taken all corporate action (including all action required of its Board of Directors, managers and Shareholders or members, as applicable) necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the Acquisition contemplated hereby. This Agreement has been executed and delivered by officers of The Learning Annex in accordance with such authorization. This Agreement constitutes a valid and binding obligation of The Learning Annex, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

                  (d) AUTHORIZATION OF SHARES OF CAPITAL STOCK. The Option Securities, when issued, were duly authorized by all requisite corporate action of The Learning Annex and when issued, sold and delivered by The Learning Annex the Option Securities were validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any similar rights of the shareholders of The Learning Annex or others.

                  (e) NO CONFLICT. The execution and delivery by The Learning Annex of this Agreement, its consummation of the Acquisition contemplated hereby, and its compliance with the provisions hereof, will not (a) violate or conflict with its certificate of incorporation, certificate of formation, by-laws or operating agreement, as applicable, (b) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any material agreement, lease, security, license, permit, or instrument to which The Learning Annex is a party, or to which it or any of its assets is subject, (c) result in the imposition of any security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money (an "ENCUMBRANCE") on any asset of The Learning Annex,
(d) violate or conflict with any Laws, or (e) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been obtained or made. "Laws" means all laws, rules, regulations, ordinances, orders, judgments, injunctions, decrees and other legislative, administrative or judicial restrictions.

                  (f) NO CONSENT OR APPROVAL REQUIRED. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution and delivery by The Learning Annex of this Agreement, or for the consummation of the Acquisition contemplated hereby or, if required, the same has been obtained or effected.

                  (g) CAPITALIZATION. The capitalization of The Learning Annex upon the signing hereof shall consist of (A) 10,000 shares of common stock, no par value, of the San Diego Learning Annex, of which 200 shares are validly issued and outstanding, fully paid and nonassessable, (B) 10,000 shares of common stock, no par value, of the Los Angeles Learning Annex, of which 200 shares are validly issued and outstanding, fully paid and nonassessable, (C) 10,000 shares of common stock, no par value, of the San Francisco Learning Annex, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable, (D) membership interests in respect of 100% of the outstanding equity of the Delaware Learning Annex, all of which are validly issued and outstanding, fully paid and nonassessable and (E) membership interests in respect of 100% of the outstanding equity of the New York Learning Annex, all of which are validly issued and outstanding, fully paid and nonassessable. The Option Securities listed on SCHEDULE I hereto constitute all of the capital stock of The Learning Annex. As of the date hereof there are no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which The Learning Annex is or may become obligated to issue or sell any shares of capital stock or other securities of The Learning Annex, (ii) preemptive or similar rights to purchase or otherwise acquire shares of capital stock of The Learning Annex pursuant to any provision of law, the Certificate of Incorporation, By-laws, Certificate of Formation or Operating Agreement, as the case may be, of The Learning Annex or any agreement to which The Learning Annex is party or otherwise or (iii) obligation (contingent or otherwise) of The Learning Annex to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of The Learning Annex to which The Learning Annex is a party or by which it is bound, or, to the best knowledge of The Learning Annex, among or between any persons other than The Learning Annex..

                  (h) LITIGATION, ETC. Other than the current proceeding against the Seminar Center which is described no Schedule 7(h) and which shall not result in a Liability in excess of $100,000, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "ACTIONS") pending, or to the best knowledge of The Learning Annex, threatened against The Learning Annex nor, to the best knowledge of The Learning Annex, any basis therefor, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("GOVERNMENTAL AUTHORITY"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against The Learning Annex or (iii) disputes with students, teachers, customers or vendors with an amount in dispute, individually or in the aggregate, greater than $25,000. There are no Actions pending or, to the best knowledge of The Learning Annex, threatened, nor, to the best knowledge of The Learning Annex, any basis therefor, with respect to (A) the current or future employment by, or association with, The Learning Annex, of any of the present officers or employees of or consultants to The Learning Annex (collectively, the "DESIGNATED PERSONS") or (B) the use, in connection with any business presently conducted or proposed to be conducted by The Learning Annex, of any information, techniques or processes presently utilized or proposed to be utilized by The Learning Annex or any of the Designated Persons, that The Learning Annex or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Learning Annex has delivered to GHS all material documents and correspondence relating to such matters referred to in this Section 7(h) (including, in the case of clause (iii) of the first sentence of this Section 7(h), any correspondence evidencing material customer dissatisfaction with The Learning Annex or its products or services).

(i)      INTELLECTUAL PROPERTY

                           (i) The Learning Annex has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "COMPANY RIGHTS").

                           (ii) The execution, delivery and performance of this Agreement, the License Agreement and the Pledge Agreement and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of The Learning Annex to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof.

                           (iii) There are no royalties, honoraria, fees or other payments payable by The Learning Annex to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of The Learning Annex Rights, other than sales commissions and other instructor fees paid in the ordinary course of business.

                           (iv) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of The Learning Annex (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by The Learning Annex within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to The Learning Annex.

                           (v) Except for the agreement between Hay House and Seligman/Greer Communication Resources, Inc., dba The Learning Annex dated August 31, 1994, as amended (the "HAY HOUSE AGREEMENT"), no licenses or rights have been granted by The Learning Annex, or by any employee, consultant, officer, director, agent or affiliate of The Learning Annex or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works, of, any product currently marketed by, commercially available from or under development by The Learning Annex for which The Learning Annex possesses the source code. As used herein, "DERIVATIVE WORK" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "DERIVATIVE WORK" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another.

                           (vi) Except for the Hay House Agreement, no person has any marketing rights to any of the Intellectual Property Rights of The Learning Annex (excluding Intellectual Property Rights licensed to The Learning Annex by third parties).

                           (vii) Section 7(i)(viii) of The Learning Annex Disclosure Schedule contains a true and complete list of all (A) of The Learning Annex's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefor and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by The Learning Annex to perfect or protect its interest therein.

                           (viii) Section 7(i)(ix) of The Learning Annex Disclosure Schedule contains a true and complete list of all options, licenses or other agreements of any kind by which Intellectual Property Rights have been granted to The Learning Annex from, or granted by The Learning Annex to, any other person.

                           (ix) As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, "URL's" and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software (including, but not limited to, the Software), user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing.

                  (j) TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS. Except as set forth on Schedule 7(j) of The Learning Annex Disclosure Schedule, The Learning Annex has good and valid title to, or good and valid licenses or leasehold interests in, all assets, properties and interests in properties, real, personal or mixed, necessary for the conduct of the business as conducted or as proposed to be conducted, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Section 7(j) of The Learning Annex Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of The Learning Annex are in good operating condition and repair in all material respects. The Learning Annex does not own or lease any personal and/or mixed property.

                  (k)      ABSENCE OF UNDISCLOSED LIABILITIES.

                           (i) At the Balance Sheet Date, with respect to the Balance Sheet, The Learning Annex had no material Liability (as defined below) required to be set forth on the Balance Sheet or the Interim Financial Information, respectively, in order for the Balance Sheet or the Interim Financial Information, respectively, to fairly present the financial condition of The Learning Annex at the dates thereof in accordance with GAAP, which was not provided for or disclosed thereon.

                           (ii) All liability reserves established by The Learning Annex and set forth on the Balance Sheet or the Interim Financial Information, respectively, were adequate, in all material respects, for all such Liabilities at the respective dates thereof.

                           (iii) As used herein the term "LIABILITY" shall mean any liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise).

                  (l)      FINANCIAL STATEMENTS.

                           (i) The Learning Annex has previously delivered to GHS the following financial statements (collectively, "THE LEARNING ANNEX FINANCIAL STATEMENTS"):

                                    (1) the financial information and
                  calculations concerning The Learning Annex set forth in
                  Section 7(l) of The Learning Annex Disclosure Schedule as at March 31, 1999 or April 30, 1999, as applicable (the "INTERIM FINANCIAL INFORMATION"; and the date thereof being the "INTERIM FINANCIAL INFORMATION DATE"); and

                                    (2) the balance sheets of The Learning Annex
                  as at December 31, 1998 (the "BALANCE SHEET"; and the date thereof being the "BALANCE SHEET DATE"), 1997 and 1996, respectively, and the related statements of income, cash flow and shareholders' equity for the respective years then ended (including complete footnotes thereto), certified by The Learning Annex Accountants, and accompanied by a copy of such auditor's report.

                           (ii) The Learning Annex Financial Statements (A) are in accordance with the books and records of The Learning Annex, (B) fairly present the financial condition of The Learning Annex as at the respective dates indicated and the results of operations of The Learning Annex for the respective periods indicated and (C) have been prepared in accordance with generally accepted accounting principles consistently applied, except as indicated therein and, in the case of Interim Financial Statements, for the absence of complete footnote disclosure as required by GAAP and subject, in the case of the Interim Financial Statements, to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event be material individually or in the aggregate.

                  (m) ABSENCE OF CHANGES. Except as set forth in Section 7(m) of The Learning Annex Disclosure Schedule, since the Balance Sheet Date, The Learning Annex has been operated in the ordinary course, consistent with past practice, and there has not been any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "MATERIAL ADVERSE CHANGE") of The Learning Annex, in each case in an amount, individually or in the aggregate, greater than $25,000.

                  (n) AGREEMENTS. Schedule 7(n) hereto sets forth a true and complete list of all contracts, agreements, instruments, understandings or arrangements to The Learning Annex is a party or by which it is bound (i) that involve liabilities or obligations of, or payments by or to The Learning Annex or otherwise have a value in excess of $50,000, (ii) that involve the license to or from The Learning Annex of any intellectual property rights (other than licenses of, or licenses arising from purchases of, "off-the-shelf" or other standard products), (iii) between it and any of its officers, directors, employees, consultants (or any of their respective family members) or (iv) that restricts The Learning Annex from engaging in any aspect of its business or competing in any line of business in any geographic area. To the best knowledge of The Learning Annex, it is not in default under any agreements with any third parties.

                  (o) DISCLOSURE. Neither Section 7 of this Agreement (including The Learning Annex Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to GHS by or on behalf of The Learning Annex or any securityholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made. There is no fact which materially adversely affects, or in the future may, insofar as can be reasonably foreseen by The Learning Annex, materially adversely affect, the business, operations, affairs, prospects, condition, properties or assets of The Learning Annex which has not been set forth in this Agreement or in the Closing Documents.

8. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders, severally (and not jointly) represents and warrants to GHS with respect to himself, herself or itself as follows:

                  (a) TITLE; ABSENCE OF CERTAIN AGREEMENTS. Such Shareholder is the lawful and record and beneficial owner of (i) the Option Securities and (ii) all options, warrants, rights, calls, commitments, agreements or arrangements of any character to which such Shareholder is a party or by which he, she, or it is bound calling for the issuance of shares of capital stock of The Learning Annex or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of The Learning Annex (the "COMMON EQUIVALENTS") or any such other securities in each case set forth opposite the name of such Shareholder on SCHEDULE I attached hereto, with the full power and authority to vote such Option Securities and transfer and otherwise dispose of such Option Securities and Common Equivalents and any and all rights and benefits incident to the ownership thereof, free and clear of all Encumbrances, and there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) between such Shareholder and The Learning Annex and/or any other Shareholder or any other person with respect to the voting, transfer or disposition of Option Securities or any other matter relating to Option Securities. The Option Securities set forth opposite the name of such Shareholder are the only shares of capital stock of The Learning Annex held by such Shareholder.

                  (b) ORGANIZATION, GOOD STANDING AND POWER. In the case of any Shareholder that is not a natural person, such Shareholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  (c) AUTHORITY - GENERAL. Such Shareholder has full and absolute power and authority to enter into this Agreement and the Pledge Agreement and, and has, in the case of a Shareholder that is not a natural person, been duly authorized by all requisite action on the part of such Shareholder; and this Agreement and the Pledge Agreement have been duly executed and delivered by such Shareholder, and each is the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement or the Pledge Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Shareholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of GHS, under any term, condition or provision of (x) any agreement or instrument to which such Shareholder is a party, or by which such Shareholder or, to the best knowledge of such Shareholder, any of his or its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Shareholder or, to the best knowledge of such Shareholder, any of his or its properties, assets or rights or (z) in the case of any Shareholder that is not a natural person, such Shareholder's Charter or by-laws, as amended through the date hereof, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement or the Pledge Agreement. No permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Shareholder of this Agreement, or the Pledge Agreement or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

9. REPRESENTATIONS AND WARRANTIES OF GHS. GHS represents and warrants to The Learning Annex and Shareholders as follows:

                  (a) ORGANIZATION. GHS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the Acquisition contemplated thereby.

                  (b) AUTHORIZATION. GHS has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations hereunder, and its consummation of the Acquisition contemplated hereby. This Agreement has been executed and delivered by an officer of GHS in accordance with such authorization. This Agreement constitutes a valid and binding obligation of GHS, enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors' rights generally and to general principles of equity.

                  (c) NO CONFLICT. The execution and delivery by GHS of this Agreement, its consummation of the Acquisition contemplated hereby, and its compliance with the provisions hereof, will not (a) violate or conflict with its Certificate of Incorporation or By-laws, (b) violate, conflict with, or give rise to any right of termination, cancellation, rescission or acceleration under any agreement, lease, security, license, permit, or instrument to which GHS is a party, or to which it or any of its assets is subject, (c) violate or conflict with any Laws, or (d) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private), except for those that have been obtained or made.

10.      OPERATION OF THE BUSINESS; FINANCIAL INFORMATION.

                  (a) OPERATION OF BUSINESS. During the Option Period, The Learning Annex will operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and other persons having business dealings with it. Without limiting the generality of the foregoing, during the Option Period The Learning Annex shall not without the prior written consent of GHS, in each case other than in the ordinary course of business, take or cause to occur any of the following actions or transactions;

                           (i)      The sale, lease, license, transfer,
         Encumbrance, pledge or other disposition of The Learning Annex's material assets, involving more than $50,000 in any one transaction (or series of related transactions);

                           (ii) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of The Learning Annex, or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of The Learning Annex (other than (1) any cash dividends and (2) the payment or disposition, by dividend or otherwise, of (A) the payments of the Options Price pursuant to this Agreement, (B) the Shares and (C) so long as Steven Seligman or Beth Greer are full time employees of The Learning Annex, the license fees paid by GHS to the Learning Annex pursuant to the License Agreement);

                           (iii) any stock split, reverse stock split, combination, reclassification or recapitalization of any capital stock of The Learning Annex, or any issuance of any other security in respect of or in exchange for, any shares of capital stock of The Learning Annex;

                           (iv) any increase in or modification to or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any officer, key employee, consultant or agent of The Learning Annex;

                           (v) any loan, advance or capital contribution to or investment in (or series of related loans, advances or capital contributions to or investments in) any person in each case in excess of $50,000 or the engagement in any transaction with any employee, officer, director or securityholder, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                           (vi) any change in the accounting methods or practices followed The Learning Annex or any change in depreciation or amortization policies or rates theretofore adopted;

                           (vii) any acceleration or decceleration of payment of accounts payable or collection of accounts receivable other than in a manner consistent with past practice;

                           (viii) any incurrence, refinancing or alteration of material terms by The Learning Annex of indebtedness for borrowed money in excess of $150,000 in the aggregate (or the guaranty by The Learning Annex of any such indebtedness);

                           (ix) conducting operations or entering into transactions materially inconsistent with the annual business plan in effect at the time or material changes in the strategic direction of the business or scope of the business or entering into any material joint venture outside the ordinary course of business;

                           (x) any amendments or changes in The Learning Annex's Charter or by-laws.

                  (b) INFORMATION RIGHTS. During the Option Period The Learning Annex shall provide GHS with the following information:

                           (i) GENERAL. The Learning Annex will permit GHS on reasonable notice to visit and inspect during normal business hours any of the properties of The Learning Annex and to examine its books and records, and to discuss with its officers the business and affairs of The Learning Annex, at such reasonable times as such persons may desire without disruption of The Learning Annex's normal business and affairs for any reasonable purpose relating to its investment in The Learning Annex.

                           (ii) QUARTERLY STATEMENTS. As soon as available, but not later than sixty (60) days after the end of each quarterly accounting period commencing with the quarterly period ending on June 30, 1999, an unaudited consolidated financial report of The Learning Annex, prepared in accordance with generally accepted accounting principles consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the following:

                                    (1) A profit and loss statement for such
                  quarterly accounting period and on a cumulative basis for the fiscal year to date;

                                    (2) A balance sheet as at the last day of
                  such quarterly accounting period;

                                    (3) A statement of cash flow for such
                  quarterly accounting period on a cumulative basis for the fiscal year to date; and

                                    (4) A comparison between the actual figures
                  for such quarterly accounting period and on a cumulative basis for the fiscal year to date, the comparable figures (with respect to clauses (1) and (2) only) for the prior period of year (if any), certified by the chief executive officer and chief financial officer of the Corporation as being prepared in accordance with generally accepted accounting principles (except with respect to footnote disclosure and subject to normal year-end audit adjustments) consistently applied and accompanied by a statement showing the number of shares of each class and series of capital stock, and securities convertible into or exercisable for shares of capital stock.

                  (iii) ANNUAL REPORTS. As soon as available, but not later than 90 days after the end of each fiscal year of The Learning Annex, reviewed financial statements of The Learning Annex, which shall include a statement of cash flows and statement of operations for such fiscal year and a balance sheet as at the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of Chaio and Smith or another accounting firm reasonably acceptable to GHS. The Corporation shall maintain a system of accounting sufficient to enable its independent certified public accountants to render the report referred to in this Section 7(k).

                  (c) MATERIAL EVENTS. The Learning Annex shall promptly notify GHS in writing (i) if there has been or is likely to be a Material Adverse Change, (ii) if there has been any event which adversely impacts or could reasonably be expected to adversely impact the integrity and value of the Options or (iii) if The Learning Annex has entered into any business relationship that could infringe upon the nature and scope of the contemplated Options.

11.      COVENANTS.

                  (a) LICENSE AGREEMENT. On or before the date hereof, GHS and The Learning Annex shall have executed and delivered an exclusive online marketing and licensing agreement in the form attached hereto as EXHIBIT B (the "LICENSE AGREEMENT").

                  (b)      NO-SHOP.

                           (i) Subject to the ability of The Learning Annex to consummate a Corporate Transaction on the terms and subject to the conditions set forth in Section 11(c) hereof, from the date of this Agreement until the earlier of (i) the termination of this Agreement in accordance with its terms or (ii) the closing of the Acquisition pursuant to the exercise of either of the Options, The Learning Annex shall not, nor shall it authorize or permit any of its respective officers, directors, employees, members, representatives, Shareholders, agents or affiliates, directly or indirectly, to (A) solicit, initiate or encourage or take any action to facilitate or encourage any inquiries or the making of any proposal that constitutes, an Acquisition Proposal or (B) participate or engage in discussions or negotiations with, or provide any information to, any person or entity concerning an Acquisition Proposal or which might reasonably be expected to result in an Acquisition Proposal. The Learning Annex shall immediately cease and cause to be terminated and shall cause its affiliates and its or their respective officers, directors, employees, members, Shareholders, representatives or agents, to terminate all existing discussions or negotiations with any persons or entities conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal and hereby agree to immediately disclose to GHS the existence and terms of any written or oral offer to The Learning Annex or any Shareholder of an Acquisition Proposal, or any representative acting on its, his, her or their behalf, including copies of any relevant written materials.

                           (ii) For purposes of this Agreement, the term "ACQUISITION PROPOSAL" shall mean any inquiry, proposal or offer from any person (other than GHS) relating to any (i) merger or consolidation of The Learning Annex into or with another corporation or other entity,
         (ii) the sale, transfer, license or other disposition of all or substantially all of the properties or of The Learning Annex, (iii) the sale, transfer or other disposition of capital stock of The Learning Annex, in each case under circumstances in which the holders of the outstanding capital stock of The Learning Annex immediately prior to such merger, consolidation or sale, own less than a majority (by voting power) of outstanding capital stock of The Learning Annex or the surviving or resulting corporation or acquirer, as the case may be, immediately following such merger, consolidation or sale, (iv) any investment in, or any debt or equity financing of either The Learning Annex, (v) the Internet (as such term is defined in the License Agreement) distribution of content or services of The Learning Annex or
         (vi) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to dilute materially the benefits to GHS of the transactions contemplated hereby (each a "CORPORATE TRANSACTION").

                  (c)      RIGHT OF FIRST REFUSAL.

                           (i) On and after the third anniversary of the date hereof, if The Learning Annex proposes to seek or seeks parties to enter into a Corporate Transaction or takes any action incident thereto, The Learning Annex shall so notify GHS in writing (the "SHOPPING NOTICE") prior to contacting or negotiating with any other party and shall provide GHS and its affiliates the first and exclusive option, for a period of 30 days after such notice is delivered, to negotiate the terms and conditions upon which GHS may propose at its option and in its discretion to consummate a Corporate Transaction (other than pursuant to the exercise of the Option). The Shopping Notice shall include (A) all relevant terms of the proposed Corporate Transaction and (B) a list of parties proposed to be involved in such proposed Corporate Transaction.

                           (ii) If GHS elects not to make a proposal to The Learning Annex to enter into a Corporate Transaction and if GHS has not exercised the Option within one hundred and twenty (120) days of delivery of the Shopping Notice, then The Learning Annex shall have the right to actively solicit Acquisition Proposals (but not consummate any Corporate Transaction (other than pursuant to the exercise of the Option)) for sixty (60) days (the "SHOPPING PERIOD") at a price and on terms and conditions no more favorable to the purchaser(s) than the price, terms and conditions set forth in the Shopping Notice.

                           (iii) The Learning Annex shall keep GHS regularly informed and updated as to the status of its search for Acquisition Proposals, discussions and/or negotiations, if any, with third parties for any Corporate Transaction. If during the Shopping Period The Learning Annex negotiates all of the material terms of a BONA FIDE Corporate Transaction with a third party (the "CORPORATE TRANSACTION PROPOSAL"), then GHS shall immediately thereupon notify GHS in writing thereof and GHS shall have the right and option (the "RIGHT OF FIRST REFUSAL") for thirty (30) days after receipt of the such written notice to elect to (A) consummate an Acquisition pursuant to the exercise of the Option on the terms set forth in Section 4 hereof or (B) consummate the Corporate Transaction on terms and conditions no less favorable to GHS than the terms and conditions set forth in the Corporate Transaction Proposal; PROVIDED, that if the Corporate Transaction Proposal provides for the third party to provide capital stock or other securities or other non-cash consideration as consideration in the Corporate Transaction, GHS shall be entitled to provide capital stock or other securities or other non-cash consideration of GHS or (C) deliver a notice to The Learning Annex that GHS elects not to exercise its Right of First Refusal.

                           (iv) If (A) GHS elects not to exercise its Right of First Refusal and (B) The Learning Annex consummates the Corporate Transaction, then The Learning Annex shall reimburse GHS in cash simultaneous with the closing of the Corporate Transaction an amount equal to the last payment made by GHS in respect of the Options Price.

                  (d)      FUTURE SHAREHOLDERS.

                           (i) ISSUANCE BY THE LEARNING ANNEX. The Learning Annex hereby covenants that it shall not issue or sell any capital stock of The Learning Annex or any options, warrants, rights, calls, commitments, agreements or arrangements of any character calling for the issuance of shares of capital stock of The Learning Annex or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of The Learning Annex or any such other securities which The Learning Annex is or may become obligated to issue or sell any shares of capital stock or other securities of The Learning Annex to any person (a "FUTURE ISSUANCE") unless such person shall have, as a condition to such Future Issuance, executed a counterpart to this Agreement and the Pledge Agreement, agreeing to be bound by and obligated in accordance with this Agreement and the Pledge Agreement as if he, she or it were a Shareholder.

                           (ii) TRANSFER BY EXISTING SHAREHOLDER. Each of the Shareholders hereby covenants and agrees that he, she or it shall not sell, transfer or otherwise dispose (a "TRANSFER") of any Option Securities or any other capital stock ("OTHER SHARES" and, together with the Option Securities, the "SECURITIES") of The Learning Annex now owned or ever owned by such Shareholder to any person (a "TRANSFEREE") unless such Transferee shall have, as a condition to such Transfer, executed a counterpart to this Agreement and the Pledge Agreement, agreeing to be bound by and obligated in accordance with this Agreement and the Pledge Agreement as if he, she or it were a Shareholder.

                           (iii) RESTRICTIVE LEGEND. Each certificate for the Securities and each certificate for any such Securities issued to subsequent transferees or pursuant to a Future Issuance shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE OPTION AGREEMENT AMONG GHS, INC., THE LEARNING ANNEX AND THE SHAREHOLDERS (AS DEFINED THEREIN), AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF ALL APPLICABLE CONDITIONS, GHS, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF."

                  (e) SHAREHOLDERS' BEST EFFORTS. Each of the Shareholders hereby covenants and agrees that he, she or it shall use his, her or its best efforts to ensure that the Learning Annex abides by, observes and performs his, her or its obligations hereunder, and the Shareholders and The Learning Annex hereby agree that they shall not sell their Shares except in accordance with
Section 11 hereto.

                  (f) CONFIDENTIALITY. The parties hereto hereby covenant and agree that without the express written consent of GHS on the one hand and The Learning Annex on the other hand, neither The Learning Annex nor any Shareholder, nor GHS, shall disclose the existence of this Agreement or any agreements referenced herein or attached hereto, nor any of the terms hereof or thereof, to any third party except: (i) as required by law; (ii) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, in order to facilitate the consummation of the Acquisition and the fulfillment of such party's obligations hereunder or thereunder, provided that any such third party agrees to be bound by the confidentiality provisions hereof.

                  (g) NO JOINT VENTURE. Neither party shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party shall be solely responsible for the actions of all its respective employees, agents and representatives.

                  (h) ACCESS TO INFORMATION. Upon the exercise of either of the Options, The Learning Annex shall afford to the officers, employees, accountants, counsel and other representatives of GHS, reasonable access, during the period prior to the date of the closing of the Acquisition, to all its properties, books, contracts, commitments and records and, during such period, and The Learning Annex shall furnish promptly to GHS all information concerning its business, properties and personnel as GHS may reasonably request, and The Learning Annex shall make available to GHS the appropriate individuals for discussion of The Learning Annex's business, properties and personnel as GHS may reasonably request. No investigation pursuant to this Section 11(g) shall affect any representations or warranties of The Learning Annex herein or the conditions to the obligations of the parties hereto.

                  (i) RETENTION OF KEY EMPLOYEES. The Learning Annex hereby covenants and agrees that it shall use best efforts from the date hereof until the Closing Date to retain all key employees of The Learning Annex, including, without limitation, Steve Seligman and Beth Greer. The Learning Annex shall promptly, and in any event within 48 hours, notify GHS in writing if any The Learning Annex key employee on the date hereof ceases to be an employee of The Learning Annex, or if any The Learning Annex key employee on the date hereof informs any officer of The Learning Annex that he or she will terminate his or her employment or engagement with The Learning Annex.

12.      SURVIVAL; INDEMNIFICATION.

                  (a) SURVIVAL. The covenants, representations and warranties and agreements of the parties hereto contained in this Agreement and in the Closing Documents shall survive (i) for the term of this Agreement or
(ii) if the Options are exercised and the closing of the Acquisition pursuant thereto is consummated, then for three (3) years after the closing date of such Acquisition.

                  (b) THE LEARNING ANNEX AND SHAREHOLDERS INDEMNITY. The Learning Annex and the Shareholders hereby jointly and severally indemnify GHS against and agree to hold GHS harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding, including any action, suit or proceeding to enforce this indemnity) ("DAMAGES") incurred or suffered by GHS arising out of any misrepresentation or breach of representation, warranty (or any facts or circumstances constituting such breach), covenant or agreement made or to be performed by The Learning Annex or the Shareholders pursuant to this Agreement, the Closing Documents or other closing documents executed and delivered in connection therewith. The Shareholders shall not have any right of contribution against The Learning Annex in connection with this Section 12.

                  (c) GHS INDEMNITY. GHS hereby indemnifies The Learning Annex and each of the Shareholders against and agrees to hold each of them harmless from any and all Damages incurred or suffered by The Learning Annex or each of the Shareholders arising out of any misrepresentation or breach of representation, warranty (or any facts or circumstances constituting such breach), covenant or agreement made or to be performed by GHS pursuant to this Agreement, Closing Documents or other documents delivered in connection therewith.

                  (d) PROCEDURES. If any third party shall assert any claim against a GHS, The Learning Annex or a Shareholder, as the case may be, which, if successful, would entitle the such person to indemnification under Section 12(a) or (b), as the case may be, such person (the "INDEMNIFIED PARTY") shall give a notice of such claim to the party from whom it intends to seek indemnification (the "INDEMNIFYING PARTY") and the Indemnified Party shall have the right to assume the defense. If the Indemnified Party does assume such defense, the Indemnifying Person shall indemnify and hold the Indemnified Party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement or judgment of such claim and the Indemnifying Person may not claim that it does not have an indemnification obligation with respect thereto. In addition, the Indemnifying Party shall have the right to participate in the defense of such claim at its expense, in which case (i) the Indemnified Party shall cooperate in providing information to and consulting with the Indemnifying Party about the claim; and (ii) the Indemnified Party shall not consent to the entry of judgment or enter into any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnified Party does not assume the defense of any such claim, the Indemnifying Party may defend against or settle such claim in such manner and on such terms as it in good faith deems appropriate and shall be entitled to indemnification in respect thereof in accordance with Section 12(a) or (b), as the case may be.

13. EXPIRATION OR TERMINATION. In the event that the Option shall not have been exercised on or prior to the end of the Option Period, the Option shall automatically expire and terminate and no party hereunder shall have any rights or obligations with respect thereto.

14.      MISCELLANEOUS PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) and the Pledge Agreement and License Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

                  (b) DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (c) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, addressed as follows:

                           (i)      if to GHS, to:

                                    GHS, Inc.
                                    2400 Research Boulevard
                                    Rockville, MD  20850
                                    Attention:
                                    Telecopier  (301) 308-3254;

                           with copies to:

                                   Orrick, Herrington & Sutcliffe LLP
                                   666 Fifth Avenue
                                   New York, New York 10103
                                   Attention:   Martin H. Levenglick, Esq.
                                   Telecopier:  (212) 506-5151; and

                           (ii)    if to The Learning Annex, to:

                                   Seligman/Greer Communication Resources, Inc.
                                   291 Greary Street, Suite 510
                                   San Francisco, CA 94102
                                   Attn: Stephen Seligman
                                   Telecopier: (415) 788-5574

                           with copies to:

                                   Carol Goodman
                                   Delta Tower
                                   100 First Street, Suite 2530
                                   San Francisco, California  94105
                                   Telecopier:  (415) 357-3851

                           (iii) if to the Shareholders, to their respective addresses set forth on SCHEDULE I, attached hereto, or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be delivered and received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

                  (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

                  (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein, without reference to the principals of conflicts of law.

                  (f) BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not be assignable by The Learning Annex or the Shareholders, whether by operation of law or otherwise, without the express written consent of GHS. Any attempted assignment, pledge, hypothecation or other disposition of such Option contrary to the provisions hereof shall be null and void and without effect.

                  (g) PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

                  (h) ATTORNEYS' FEES. In the event of a claim by a party to this Agreement against another party to this Agreement, arising under this Agreement, the prevailing party in a disposition of such claim by a court of competent jurisdiction or by arbitration shall be paid by the other party the reasonable and actual out-of-pocket attorneys' fees and expenses incurred by the prevailing party with respect thereto.

                  (i) SPECIFIC PERFORMANCE. The transactions contemplated hereby are unique and the parties acknowledge that the breach or threatened breach of the provisions hereof may cause irreparable harm to GHS for which an award of monetary damages would be inadequate. Accordingly, in addition to and not in limitation of any other remedies available for a breach or threatened breach by a party hereto, GHS shall be entitled to an injunction restraining the breaching party from continuing such breach or threatened breach or specific performance.

                  (j) AGENCY. Stephen Seligman as Chief Executive Officer of SELIGMAN GREER COMMUNICATIONS RESOURCES, INC. (the "THE LEARNING ANNEX AGENT") is hereby designated and shall act on behalf of all The Learning Annex entities identified in the caption to this Agreement on any matter in connection with this Agreement and any matters contemplated hereby and is hereby authorized to bind all such entities in respect thereof. Accordingly, GHS shall only be required to interact with or in any respect deal with The Learning Annex Agent in any matter involving The Learning Annex Agent or any of such Learning Annex entities (including without limitation, the giving of notice, consents or approvals hereunder or any amendment, modification waiver of any term, condition or provision of this Agreement or to the other agreements and exhibits contemplated hereby).

                  (k) AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto; PROVIDED, HOWEVER, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Option Agreement to be executed on its behalf as of the date first above written.

                                   GHS, INC.

                                   By: /s/ Alan Gold
                                      ------------------------------------------
                                      Name:  Alan Gold
                                      Title: President

                                THE LEARNING ANNEX:

SELIGMAN/GREER COMMUNICATION       SGS COMMUNICATION RESOURCES,
RESOURCES, INC.,                   INC.,
a California corporation           a California corporation

By: /s/ Stephen Seligman           By:  /s/ Stephen Seligman
-------------------------------       ------------------------------------------
     Name: Stephen Seligman             Name: Stephen Seligman
     Title: C.E.O.                      Title: C.E.O.

By: /s/ Beth Greer                 By:  /s/ Beth Greer
-------------------------------       ------------------------------------------
     Name:  Beth Greer                  Name:  Beth Greer
     Title: President                   Title: President

SELIGMAN GREER SANDBERG            SGC COMMUNICATION RESOURCES,
ENTERPRISES, INC., a California    LLC,
corporation                        a Delaware limited liability company

By:  /s/ Stephen Seligman          By:  /s/ Stephen Seligman
-------------------------------       ------------------------------------------
     Name:  Stephen Seligman             Name:  Stephen Seligman
     Title: C.E.O.                       Title: C.E.O.

By: /s/ Beth Greer                 By:  /s/ Beth Greer
-------------------------------       ------------------------------------------
     Name:  Beth Greer                   Name:  Beth Greer
     Title: President                    Title: President

LEARNING ANNEX INTERACTIVE
LLC,
A Delaware limited liability company

By:  /s/ Stephen Seligman
-------------------------------
     Name:  Stephen Seligman
     Title: C.E.O.

By:  /s/ Beth Greer
-------------------------------
     Name:  Beth Greer
     Title: President

                       SIGNATURE PAGE TO OPTION AGREEMENT
                DATED AS OF MAY 26, 1999 (THE "AGREEMENT"), AMONG
                               THE LEARNING ANNEX
                     AND THE OTHER PARTIES TO THE AGREEMENT


                  The undersigned hereby executes and delivers the Agreement, authorizes this signature page to be attached to a counterpart of the Agreement, and agrees to be bound by the Agreement; and this Signature Page together with the Signature Pages of GHS, Inc., The Learning Annex (as defined therein) and the other parties to the Agreement shall constitute counterpart copies of the Agreement in accordance with the terms of the Agreement.


                                   SHAREHOLDERS:


                                   ---------------------------------------------
                                   STEPHEN SELIGMAN


                                   ---------------------------------------------
                                   BETH GREER

                                   SCHEDULE I


--------------------------------------------------------------------------------
COMPANY NAME/
Shareholder or Member Name                         Option Securities
--------------------------------------------------------------------------------
SELIGMAN/GREER/SANDBERG
ENTERPRISES, INC., a California
Corporation
--------------------------------------------------------------------------------
     Stephen Seligman                              100 shares common stock
--------------------------------------------------------------------------------
     Beth Greer                                    100 shares common stock
--------------------------------------------------------------------------------
SGS COMMUNICATION RESOURCES,
INC., a California corporation
--------------------------------------------------------------------------------
     Stephen Seligman                              100 shares common stock
--------------------------------------------------------------------------------
     Beth Greer                                    100 shares common stock
--------------------------------------------------------------------------------
SELIGMAN/GREER COMMUNICATION
RESOURCES, INC., a California corporation
--------------------------------------------------------------------------------
     Stephen Seligman                              500 shares common stock
--------------------------------------------------------------------------------
     Beth Greer                                    500 shares common stock
--------------------------------------------------------------------------------
LEARNING ANNEX INTERACTIVE,
LLC, a Delaware limited liability company
--------------------------------------------------------------------------------
     Stephen Seligman                              50% of membership interests
--------------------------------------------------------------------------------
     Beth Greer                                    50% of membership interests
--------------------------------------------------------------------------------
SGS COMMUNICATION RESOURCES,
LLC, a Delaware limited liability company
--------------------------------------------------------------------------------
     Stephen Seligman                              50% of membership interests
--------------------------------------------------------------------------------
     Beth Greer                                    50% of membership interests
--------------------------------------------------------------------------------


                                     ANNEX A

                                CLOSING DOCUMENTS


1. Certificate of The Learning Annex confirming the representations and warranties of The Learning Annex and the disclosure schedule, and including updated financial statement for purposes of Section 7.

2. Certificate of each Shareholder confirming the representations and warranties of such Shareholder.

3. Recent Good standing certificate of The Learning Annex and all subsidiaries and affiliates thereof together with any bring-down certificates.

4.       Certificate of the Secretary of The Learning Annex as to incumbency.

5. Such certificates, instruments and documents customary in transactions of this type as are mutually agreed upon by the parties.